ALAN W. PERYAM, LLC
                         1120 Lincoln Street, Suite 1000
                             Denver, Colorado 80203



                                  March 10, 1998



Fan Energy Inc.
1801 Broadway, Suite 720
Denver, Colorado 80202

Gentlemen:

     We refer to the Registration Statement on Form SB-2 ("Registration Statement") of Fan Energy Inc., a Nevada corporation ("Company"), to be filed with the United States Securities and Exchange Commission on or about March 10, 1998, relating to the offer and sale of up to 3,000,000 shares of $0.001 par value common stock (the "Common Stock") and 5,680,000 shares of Common Stock for resale by holders of such securities as described therein.

     We have reviewed such documents and records as we have deemed necessary to enable us to express an informed opinion on the matters covered thereby and we are of the opinion that the Common Stock described in the Registration statement is, or will be, upon exercise of warrants in accordance with their terms upon issuance, legally issued, fully paid and nonassessable.

                                          Sincerely,

                                          ALAN W. PERYAM, LLC


                                          By   /s/ Alan W. Peryam
                                               ---------------------------------
                                               Alan W. Peryam